SCHEDULE 14A
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    Schedule 14A Information

           Proxy Statement Pursuant to Section 14(a)
               of the Securities Exchange Act of
                   1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement  [ ] Confidential, for Use of the Commission
[X] Definitive Proxy  Statement      Only (as permitted by Rule 14a-6(e)(2))


_____________________Gibraltar SteelCorporation______________________________
(Name of Registrant as specified in its character)

Payment of filing fee (check the appropriate box):

[X]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    (1)Title  of  each class of securities  to  which transaction applies:
    (2)Aggregate number of securities to which transaction applies:
    (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: __/
    (4)Proposed maximum aggregate value of transaction:
    (5)Total fee paid:
[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)Amount Previously Paid:
     (2)Form, Schedule or Registration Statement No.:
     (3)Filing Party:
     (4)Date Filed:

                  GIBRALTAR STEEL CORPORATION
                      3556 Lake Shore Road
                          PO  Box 2028
                  Buffalo, New York 14219-0228


      ____________________________________________________

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD May 18, 1999
      ____________________________________________________


   NOTICE  IS  HEREBY GIVEN that the Annual Meeting  of
Stockholders of Gibraltar Steel Corporation, a Delaware corporation (the "Company"), will be held at the Company's offices, 3556 Lake Shore Road, Buffalo, New
York, on May 18, 1999, at 10:00 a.m., local time, for the following purposes:

   1.  To  elect three Class I Directors to hold office
until   the   2002  Annual  Meeting  and  until   their
successors have been elected and qualified.

   2. To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

   The  Board  of  Directors has  fixed  the  close  of
business on March 23, 1999, as the record date for  the
determination  of  stockholders  entitled  to   receive
notice of and to vote at the Annual Meeting.

   Stockholders who do not expect to attend the meeting in person are urged to vote, sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose.







                                   WALTER T. ERAZMUS
                                   Secretary




Dated: April 12, 1999

                   GIBRALTAR STEEL CORPORATION
                      3556 Lake Shore Road
                          PO  Box 2028
                  Buffalo, New York 14219-0228


        _________________________________________________

                         PROXY STATEMENT
        _________________________________________________



   This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation, by the Board of Directors of Gibraltar Steel Corporation, a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders to be held at the Company's offices, 3556 Lake Shore Road, Buffalo, New York, on May 18, 1999, at 10:00 a.m., local time, and at any adjournment or adjournments thereof. The close of business on March 23, 1999, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. At the close of business on March 23, 1999, the Company had outstanding 12,511,731 shares of common stock, $.01 par value per share ("Common Stock"), the holders of which are entitled to one vote per share on each matter properly brought before the Annual Meeting.

   The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of the mails, proxies may be solicited by personal interviews and telephone by Directors, officers and employees of the Company. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

   The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted FOR the nominees for Director named in this Proxy Statement.

   The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so. Each nominee for election as a Director requires a plurality of the votes cast in order to be elected. A plurality means that the nominees with the largest number of votes are elected as Directors up to the maximum number of Directors to be elected at the Annual Meeting. Only shares that are voted in favor of a particular nominee will be counted towards achievement of a plurality; where a stockholder properly withholds authority to vote for a particular nominee, such shares will not be counted towards such nominee's or any other nominee's achievement of plurality.

   The execution of a proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person. A stockholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

   The date of this Proxy Statement is the approximate date on which the Proxy Statement and form of proxy were first sent or given to stockholders.

                      ELECTION OF DIRECTORS

   The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than fifteen Directors who shall be divided into three classes, with the term of one class expiring each year. The Board of Directors is presently comprised of six members: Brian
J. Lipke, Arthur A. Russ, Jr. and William P. Montague, Class I Directors whose terms expire in 1999; Neil E. Lipke and Gerald S. Lippes, Class II Directors whose terms expire in 2001; and David
N. Campbell, Class III Director whose term expires in 2000. At the Annual Meeting of Stockholders in 1999, three Class I Directors shall be elected to hold office for a term expiring in 2002. Brian J. Lipke, Arthur A. Russ, Jr. and William P. Montague have been nominated by the Board of Directors for election as such Class I Directors. The Class I Directors will be elected by a plurality of the votes cast at the meeting.

   Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election of Brian J. Lipke, Arthur A. Russ, Jr. and William
P.  Montague  as  Directors.  Each of  Messrs.  Lipke,  Russ  and
Montague has been a Director of the Company since the consummation of the Company's initial public offering in November 1993 and has been previously elected by the Company's stockholders. If any of Messrs. Lipke, Russ or Montague should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person or persons as the Board of Directors shall designate. The Board of Directors has no reason to believe that any of Messrs. Lipke, Russ or Montague will be unable or unwilling to serve if elected to office.

   The following information is provided concerning the Directors and the nominees for election as Class I Directors:

   Brian J. Lipke has been Chairman of the Board, President and Chief Executive Officer and a Director of the Company since its formation. He has been President and Chief Executive Officer of Gibraltar Steel Corporation of New York ("Gibraltar New York"), a predecessor and current subsidiary of the Company, since 1987, and has been in charge of the Company's other subsidiaries since their formation. From 1972 to 1987, Mr. Lipke held various positions with Gibraltar New York in production, purchasing and divisional management. He is also a director of Merchants Mutual Insurance Company and is a member of the Chase Manhattan Bank Regional Advisory Board.

   Neil E. Lipke has been Executive Vice President and a Director of the Company since its formation. He has been Executive Vice President of Gibraltar New York since 1988 and has been employed by Gibraltar New York since 1973 in various production, sales and marketing capacities.

   Gerald S. Lippes has served as a Director of the Company since its formation. He has been engaged in the private practice of law since 1965 and is a partner of the firm of Lippes, Silverstein, Mathias & Wexler LLP, Buffalo, New York. Mr. Lippes is also a director of Mark IV Industries, Inc. as well as several other private companies.

   Arthur A. Russ, Jr. has served as a Director of the Company since its formation. He has been engaged in the private practice of law since 1969 and is a member of the firm of Albrecht, Maguire, Heffern & Gregg, P.C., Buffalo, New York.

  David N. Campbell has served as a Director of the Company since the consummation of the Company's initial public offering. Since July 1995 Mr. Campbell has served as President of BBN Systems & Technologies and its successor, GTE Laboratories and Technologies. From November 1994 to July 1995, he served as Chairman of the Board of Dunlop Tire Corporation and, prior thereto, from March 1984 until September 1994, he served as Chairman of the Board and Chief Executive Officer of Computer Task Group, Incorporated. Mr. Campbell also serves on the advisory board of First Empire State Corporation.

   William P. Montague has served as a Director of the Company since the consummation of the Company's initial public offering. He served as Executive Vice President and Chief Financial Officer of Mark IV Industries, Inc. from 1986 to February 1996 and, since March 1, 1996, as President of said company. He is also a director of Gleason Corp.



            THE BOARD OF DIRECTORS AND ITS COMMITTEES

   During the fiscal year ended December 31, 1998, the Board of Directors held five meetings. Each Director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he served.

Audit Committee

  The Board of Directors has a standing Audit Committee comprised of Messrs. Lippes, Russ and Campbell. The duties of the Audit Committee consist of reviewing with the Company's independent auditors and its management, the scope and results of the annual audit and other services provided by the Company's independent auditors. The Audit Committee held two meetings in fiscal 1998.

Compensation Committee

   The Compensation Committee, which consists of Messrs. Lippes and Montague, held two meetings in 1998. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company.

Other Committees

   The Board of Directors does not have a standing executive or nominating committee.

        DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Directors and Executive Officers

     The following table sets forth certain information regarding the Directors and executive officers of the Company:

   Name                  Age             Position(s) Held

Brian J. Lipke(1)        47       Chairman of the Board, President and
                                     Chief Executive Officer
Neil   E.  Lipke(1)      41       Executive Vice President and Director
Walter  T. Erazmus       51       Executive Vice President-Finance, Chief
                                  Financial Officer, Secretary and Treasurer
Joseph  A.  Rosenecker   54       Executive Vice President - Commercial
Carl  P. Spezio          53       Executive Vice President - Manufacturing
Eric  R.  Lipke(1)       39       Vice President - Transportation
Andrew S. Tsakos         53       Vice President
Gerald S. Lippes         59       Director
David N. Campbell        57       Director
William P. Montague      52       Director
Arthur A. Russ, Jr.      56       Director

____________________________________

(1) Brian J. Lipke, Neil E. Lipke and Eric R. Lipke are brothers.

   Recent business experience of the Directors is set forth above under "Election of Directors." Recent business experience of the executive officers who are not also Directors is as follows:

   Walter T. Erazmus has been Executive Vice President - Finance of the Company and Chief Financial Officer of the Company since November 1994 and of Gibraltar New York since 1977 and has served as Secretary and Treasurer of the Company since its formation.
He  was  Vice  President  -  Finance of  the  Company  and  Chief
Financial Officer of the Company from its formation until November 1994.

   Joseph A. Rosenecker has been Executive Vice President - Commercial of the Company since November 1994. He served as Vice President - Sales of the Company from its formation until November 1994 and has been the director of Gibraltar New York's cold-rolled strip operations since 1989. He was President of Gibraltar New York's strip and strapping divisions from 1978 to 1989.

    Carl P. Spezio has been Executive Vice President - Manufacturing since November 1994. Prior thereto, he was Vice President - Manufacturing and Quality Control of the Company since its formation. He has been the director of Gibraltar New York's metal processing operations since 1989. He was President of the Gibraltar Metals Division of Gibraltar New York from 1977 to 1989.

   Eric R. Lipke has been Vice President - Transportation of  the
Company   since  its  formation.   Mr.  Lipke  has  held  various
positions with Gibraltar New York since 1976 primarily in the areas of administration and executive support.

  Andrew S. Tsakos has been a Vice President of the Company since May 1998 and has headed the Company's Construction Products area since March 1997. Mr. Tsakos has held various positions with Gibraltar New York since 1970 primarily in the areas of sales, sales management, purchasing and distribution services.

               COMPENSATION OF EXECUTIVE OFFICERS

   The following summary compensation table sets forth all compensation earned by the Company's Chief Executive Officer, and each of the Company's other four most highly compensated executive officers, for the Company's fiscal years ended December 31, 1996, 1997 and 1998.


                                          SUMMARY COMPENSATION TABLE

                               Annual Compensation           Long-Term Compensation Awards

                                                                        Securities
Name and                                         Other     Restricted   Underlying
Principal           Fiscal                      Annual       Stock       Options/     All Other
Position             Year   Salary    Bonus   Compensation  Awards(1)      SARs     Compensation(4)

Brian J. Lipke,      1998   $306,538  $253,860  $---        $464,800   $  50,000(2)   $ 1,529
Chairman of          1997    265,000   205,500   ---             ---      25,000(3)     6,535
the Board,           1996    248,558   211,000   ---             ---         ---       82,974
President and
Chief Executive
Officer

Joseph A. Rosenecker 1998    245,769   206,324   ---         116,200      15,000(2)    12,609
Executive            1997    237,000   227,504   ---             ---      12,500(2)     9,669
Vice President -     1996    142,000   341,419   ---             ---      15,000(2)    11,164
Commercial

Neil E. Lipke,       1998    253,346   191,046   ---         232,400      22,500(2)     4,789
Executive            1997    240,404   161,500   ---             ---      20,000(2)     8,526
Vice President       1996    209,250   183,000   ---             ---         ---       75,635
And Director

Walter T. Erazmus    1998    188,558   241,042   ---         116,200      17,500(2)    11,587
Executive            1997    188,557   169,500   ---             ---      15,000(2)     9,408
Vice President -     1996    168,173   172,000   ---             ---      15,000(2)    10,314
Finance, Secretary
And Treasurer

Carl P. Spezio,      1998    166,769   230,594   ---         116,200      15,000(2)    11,070
Executive            1997    163,077   162,800   ---             ---      12,500(2)     9,060
Vice President -     1996    163,385   165,233   ---             ---      15,000(2)     9,762
Marketing

_______________________________

(1) Represents the market value of restricted stock awards (less the consideration paid) as of the date of grant. Dividends on shares of Common Stock are paid to holders of restricted shares. At December 31, 1998, the cumulative number of restricted shares of Common Stock, and the related market value, held by Messrs. Brian J. Lipke, Rosenecker, Neil E. Lipke, Erazmus and Spezio were 20,000 shares - $455,000; 5,000 shares - $113,750; 10,000 shares - $227,500;  5,000 shares - $113,750;  and 5,000 shares  -
$113,750. The restrictions on the restricted shares of Common Stock granted to Messrs. Rosenecker, Erazmus and Spezio lapse at the rate of 20% per year beginning April 1, 1999. The restrictions on the restricted shares of Common Stock granted to Messrs. Brian J. Lipke and Neil E. Lipke lapse at the rate of 20% per year beginning April 1, 2003.

(2)  Represents  options granted pursuant to the Gibraltar  Steel
Corporation Incentive Stock Option Plan (the "Incentive Plan")

(3)  Represents  options granted pursuant to the Gibraltar  Steel
Corporation  Non-Qualified Stock Option Plan (the  "Non-Qualified
Plan")

(4)  Composed  of:   (a) the allocation in 1998 of  contributions
made  pursuant  to the Gibraltar Steel Corporation  of  New  York
Profit  Sharing  Plan in the amount of $5,724 to the  account  of

                                5
<PAGE)
each of Messrs. Rosenecker, Erazmus and Spezio; (b) the matching contributions made by the Company in 1998 pursuant to the Gibraltar Steel Corporation of New York 401(k) Retirement Savings Plan in the amount of $4,000 to the account of each of Messrs. Rosenecker, Neil E. Lipke, Erazmus and Spezio (c) the payment in 1998 of premiums paid with respect to term life insurance policies provided for Messrs. Brian J. Lipke, Rosenecker, Erazmus and Spezio in the amount of $740, $2,096, $1,074 and $557 respectively; and (d) the payment in 1998 of premiums paid in the amount of $789 with respect to travel/accident insurance policies provided for each of Messrs. Brian J. Lipke, Rosenecker, Neil E. Lipke, Erazmus and Spezio.


Options Granted in Last Fiscal Year

   The following table contains information concerning the grant of stock options to the named executives in 1998. The exercise price of all such options is equal to the market value of Common
Stock on the date of the grant.

                                                                        Potential Realizable
                                  Percentage of                         Value at Assumed
                                  Total Options    Exercise             Annual Rates of Stock
Name and                          Granted to       Price                Price Appreciation
Principal             Option      Employees in     Per      Expiration  For Option Term
Position              Grants(1)   Fiscal Year      Share    Date        5%(2)           10%(3)

Brian J. Lipke,
Chairman of the
Board, President
and Chief
Executive Officer     50,000      14.85%           $22.50   3/26/08     $707,506         $1,792,960

Joseph A. Rosenecker,
Executive Vice
President -            2,500        .74%            22.50   3/26/08       35,375             89,648
Commercial            12,500       3.71%            15.63   10/7/08      122,870            311,377

Neil E. Lipke,
Executive Vice
President and
Director              22,500       6.68%            22.50   3/26/08      318,378            806,832

Walter T. Erazmus,
Executive Vice Presi-
dent - Finance,
Secretary  and         2,500        .74%            22.50   3/26/08       35,375             89,648
Treasurer             15,000       4.46%            15.63   10/7/08      147,444            373,653

Carl P. Spezio,
Executive Vice Presi-  2,500        .74%            22.50   3/26/08       35,375             89,648
dent-Manufacturing    12,500       3.71%            15.63   10/7/08      122,870            311,377

_________________________________

(1)Options granted pursuant to the Incentive Plan become exercisable in cumulative annual increments of 25% beginning one year from the date of grant; however, in the event of certain extraordinary transactions, including a change of control of the Company, the vesting of such options would automatically accelerate.

(2)Represents the potential appreciation of the options, determined by assuming an annual compounded rate of appreciation of 5% per year over the ten-year term of the grants, as prescribed by the rules. The amount set forth above is not intended to forecast future appreciation, if any, of the stock price. There can be no assurance that the appreciation reflected in this table will be achieved.

(3)Represents the potential appreciation of the options, determined by assuming an annual compounded rate of appreciation of 10% per year over the ten-year term of the grant, as prescribed by the rules. The amounts set forth above are not intended to forecast future appreciation, if any, of the stock price. There can be no assurance that the appreciation reflected in this table will be achieved.

Aggregate  Option Exercises in Last Fiscal Year and Fiscal  Year-
End Option Values

   The following table sets forth information with respect to the named  executives concerning the exercise of options during  1998 and unexercised options held at the end of 1998.

                                                                               Value of Unexercised
                                                 Number of Unexercised         in the Money Options
                                                 Options At Fiscal Year End    At Fiscal Year End(1)
                           Shares
                          Acquired      Value
                        On Exercise    Realized  Exercisable  Unexercisable    Exercisable  Unexercisable

Brian J. Lipke,
Chairman of the
Board, President
and Chief
Executive Officer              ---         ---        21,250         68,750       $197,500        $31,250

Joseph A. Rosenecker,
Executive Vice
President -
Commercial Sales               ---         ---        31,250         35,000        295,469        180,719

Neil E. Lipke,
Executive Vice
President and
Director                       ---         ---        15,000         37,500        132,500         20,625

Walter T. Erazmus,
Executive Vice Presi-
dent - Finance,
Secretary and
Treasurer                      ---         ---        31,875         39,375        296,094        200,394

Carl P. Spezio
Executive Vice Presi-
dent - Manufacturing           ---         ---        31,250         35,000        295,469        180,719

-----------------------------------
(1)Represents the difference between $22.75, the closing market value of Common Stock as of December 31, 1998, and the exercise price of such options.



                      EMPLOYMENT AGREEMENT

   In July 1998, the Company entered into a new Employment Agreement with Brian J. Lipke (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Lipke will serve as Chairman of the Board, President and Chief Executive Officer of the Company at an annual base salary of $300,000, subject to annual adjustment as determined by the Compensation Committee in its discretion. In addition to his base salary, Mr. Lipke will be eligible to participate in the Company's Executive Incentive Bonus Plan and other employee benefit plans available to the Company's executive officers. The Employment Agreement has an initial term of five years, which automatically is extended for an additional one-year period on each anniversary date, unless either party gives notice of intent to terminate.

    The   Employment  Agreement  provides  that  if  the  Company
terminates Mr. Lipke without cause, he shall be entitled to receive a lump sum benefit equal to 2 1/2 times his total cash compensation for the 12-month period immediately preceding the date of his termination. In addition, upon a termination of Mr. Lipke's employment other than by the Company for "cause" (as defined in the Employment Agreement) and other than voluntarily by Mr. Lipke, if he becomes entitled to receive benefits under any of the Company's tax-qualified retirement plans (the "Plans"), he will be entitled to receive from the general assets of the Company an additional benefit computed as if the Plans were not subject to any applicable limits imposed on such plans by the Internal Revenue Code of 1986 as amended (the "Code"), or the Employee Retirement Income Security Act of 1974, as amended.

   If Mr. Lipke dies during the term of the Employment Agreement, in addition to any death benefits payable under life insurance maintained by the Company and any death benefits payable under the Company's employee benefit plans, the Company will pay to the estate of Mr. Lipke a death benefit equal to 50% of his annual base salary plus an amount equal to all bonuses he would have received through the end of the then current fiscal year. If he becomes permanently disabled, Mr. Lipke will be entitled to receive from the Company annual benefits equal to his base salary, subject to a cap of $200,000 (adjusted for cost of living increases), less amounts received under any pension, profit sharing or disability plan or insurance policy.

   In the event Mr. Lipke's employment with the Company is terminated other than for cause, the Company will continue to provide medical, disability and life insurance benefits to Mr.
Lipke and his family for life.

   Mr. Lipke has agreed in the Employment Agreement that, in the event he terminates his employment other than following a change in control, he will not, for a period of one year after the date of termination, participate in any "competitive operation," as defined in the Employment Agreement.

   In 1998, none of the executive officers of the Company served on the compensation committee or on any other committee of the board of directors performing similar functions of any other entity, any of whose officers or directors served on the Company's Board of Directors or Compensation Committee.



                  CHANGE IN CONTROL AGREEMENTS

   In fiscal 1998, the Company entered into change in control agreements (the "Change in Control Agreements") with each of the named officers and certain other officers. Generally, each officer (other than Mr. Brian J. Lipke) is entitled to receive, upon termination of employment within two years of a "Change in Control" (unless such termination is because of death or disability, by the Company for "Cause" as defined in the Change in Control Agreements), a lump sum severance payment equal to 225% times the sum of (i) his current annual salary and (ii) the average of the annual bonuses paid to him during the three years immediately preceding the year in which the change in control occurs. In the case of Mr. Brian J. Lipke, upon the occurrence of a Change in Control, whether or not such Change in Control results in a termination of his employment, he is entitled to receive a lump sum severance payment equal to 350% times the sum of (i) his current annual salary and (ii) the highest annual bonus paid to him during the three years immediately preceding the year in which the change in control occurs. The Change in Control Agreements define such total cash compensation to include amounts deferred at the option of the executive. The payments and benefits payable in the event of a Change in Control are not subject to any limitations that would prevent them from being considered "excess parachute payments"
subject to excise tax payments or corporate deduction disallowance under the Code. Therefore, such lump sum severance payments could require excise tax payments on the part of the executive, and result in a deduction disallowance on the part of the Company. In such instance, the impact of the excise tax payments on the executive would be reimbursed to the executive by the Company, including taxes the executive would incur on the reimbursement itself. The events that trigger a Change in Control under the Change in Control Agreements include (i) the acquisition of 30% or more of the Company's outstanding Common Stock by certain persons, (ii) certain changes in the membership of the Company's Board of Directors, (iii) certain mergers or consolidations, (iv) certain sales or transfers of substantially all of the Company's assets and (v) the approval of the shareholders of the Company of a plan of dissolution or liquidation.



    COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

   This report of the Compensation Committee of the Board of Directors provides an overview of the Company's compensation philosophy and executive compensation programs. It discusses compensation-related decisions in general for executive officers, and specifically those relating to the Company's Chief Executive Officer, for the fiscal year ending December 31, 1998.

Executive Compensation Programs' Overall Objectives

   The Company's Executive Compensation Program is designed to attract and retain top-quality executives and to provide them with both an incentive and a reward for superior performance. The program includes three principal components - base salary, annual financial performance-based bonus opportunities and long-term incentives. The program is administered by the Compensation Committee of the Board of Directors. Members of the Compensation Committee are outside Directors who are not employees of the Company.

Compensation Philosophy

   The primary philosophy of the Company's Executive Compensation Program is to align the financial interest of its executive officers with those of the Company and its stockholders by basing a significant portion of each executive officer's compensation upon his individual performance and the Company's financial performance and by encouraging executive officers to own Company stock through participation in various stock-based and other plans.

    The Compensation Committee is responsible for annually reviewing base salaries of executive officers, determining the design of the company's Executive Incentive Bonus Plan and eligibility to participate therein, and making grants to eligible participants, including executive officers under the Company's stock-based long-term incentive plans.

Base Salaries

   Base salary ranges are established annually, at competitive levels, for all executive officers. Base salaries are periodically adjusted to reflect each individual executive's performance, contribution to the overall financial results of the Company, and changes in competitive salary levels.

   The annual base salary of Mr. Brian J. Lipke for 1998 was established pursuant to the Employment Agreement described above.

Executive Incentive Bonus Plan

   To further support the Company's goal of enhancing shareholder value, a new Executive Bonus Plan was adopted in 1998. Financial performance targets were established for the Company as a whole, and for certain individual subsidiaries.

   Bonuses paid under the Executive Incentive Bonus Plan for 1998 reflect, for corporate executives, the financial results of the total Company versus targets. For certain corporate executives of individual subsidiaries, bonuses paid were based on a combination of the Company's and the individual subsidiaries' financial performance versus targets.

Long-Term Incentive Plans

   The Compensation Committee administers the Company's Incentive Plan, Non-Qualified Plan and Restricted Stock Plan. In 1998,
stock options were granted by the Compensation Committee under the Incentive Plan to key management employees of the Company, including executive officers. All of the options granted in 1998 had an exercise price of not less than 100% of the fair market value of the underlying stock on the date of grant. The value of the options granted is wholly dependent on the increase in value of the Company's common stock, which serves as an incentive to the executive officers to maximize their efforts to promote the economic performance of the Company. All of the options granted in 1998 are exercisable over a four-year period at the rate of 25% per year commencing one year from the date of grant. Accordingly, an executive officer must remain with the Company for at least four years in order to enjoy the full potential economic benefit of the options awarded. The number of options awarded to a particular executive officer is directly related to his responsibilities and individual performance.

   In 1998, the Compensation Committee also approved grants under the Restricted Stock Plan to executive officers. These restricted stock grants were at a nominal cost per share to executive officers and were to recognize the special contributions of these executives for their long service with the Company to date, together with their expected future contributions. Restrictions on restricted shares of Common Stock granted to Mr. Brian J. Lipke and another executive officer lapse at the rate of 20% per year beginning April 1, 2003. Restrictions on restricted shares of Common Stock granted to other executive officers lapse at the rate of 20% per year beginning April 1, 1999.

Compensation For the Chief Executive Officer

   Mr. Lipke participates in the same compensation programs provided to the Company's other executive officers. The Compensation Committee annually reviews Mr. Lipke's base salary, as covered in his employment agreement. A competitive salary range for the CEO is established with the assistance of an independent consultant. In determining salary adjustments within the set salary range, various factors are taken into account including individual performance, changes in competitive salaries and Company performance.

   In 1998, Mr. Lipke participated in the new Executive Incentive
Bonus Plan introduced for all executive officers. Based on the Company's fiscal 1998 performance versus target, Mr. Lipke was paid a bonus above the target level.

   Mr. Lipke was granted options to purchase 50,000 shares under the Incentive Stock Option Plan. These options vest at the rate of 25% per year over a four-year period and are exercisable at the fair market value of the underlying stock on the date of the grant. Mr. Lipke was also awarded 20,000 shares pursuant to the Restricted Stock Plan. As an incentive for Mr. Lipke to remain with the Company over the longer term, restrictions on restricted shares of Common Stock awarded to him will not begin to lapse until April 1, 2003, and then at the rate of 20% per year.

Section 162(m) of Internal Revenue Code

    Section 162(m) of the Internal Revenue Code, generally disallows a tax deduction to public companies for compensation in excess of $l,000,000 paid to a company's chief executive officer and any one of the four other most highly paid executive officers during its taxable year.
Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Based upon the compensation paid to Mr. Lipke and the Company's other executive officers in 1998, it does not appear that the Section l62(m) limitation will have an impact on the Company in the near term. However, the Compensation Committee plans to review this matter periodically and to take such actions as are appropriate to minimize the impact of this statute, to the extent that there is no adverse effect on the Company's ability to provide incentive compensation based on Company financial performance.


                         COMPENSATION COMMITTEE OF THE
                         BOARD OF DIRECTORS OF
                         GIBRALTAR STEEL CORPORATION

                              Gerald S. Lippes
                              William P. Montague

                       PERFORMANCE GRAPH


  The Performance Graph shown below compares the cumulative total shareholder return on Common Stock, based on the market price of the Common Stock, with the total return of the S&P MidCap 400 Index and the S&P Iron & Steel Index for the five-year period ended December 31, 1998. The comparison of total return assumes that a fixed investment of $100 was invested on December 31, 1993 in Common Stock and in each of the foregoing indices and further assumes the reinvestment of dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                             12/93   12/94   12/95   12/96   12/97   12/98

Gibraltar Steel Corporation    100      74      84     181     136     157
S&P Midcap 400                 100      96     126     150     199     228
S&P Iron & Steel               100      97      90      81      82      71

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee is composed of Gerald S. Lippes and William P. Montague, each an outside Director of the Company. Neither Mr. Lippes nor Mr. Montague was, during 1998 or prior thereto, an officer or employee of the Company or any of its
subsidiaries.   In 1998, none of the executive  officers  of  the
Company or members of the Compensation Committee served on the compensation committee or on any other committee of the board of directors performing similar functions of any other entity, any of whose officers or directors served on the Company's Board of Directors or Compensation Committee.



                   COMPENSATION OF DIRECTORS

   All Directors other than Directors who are employees of the Company receive a retainer of $12,000 per year. In addition, each such Director also receives a fee of $1,000 for each Board of Directors or committee meeting attended and is reimbursed for any reasonable expenses incurred in attending such meetings.



    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers, and any persons who own more than 10% of a registered class of the Company's equity securities, to file equity securities of the Company and other reports of initial ownership of Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and to furnish the Company with copies of all forms they file pursuant to Section 16(a).

   To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with, except that Mr. Campbell filed one statement late covering one transaction.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information as of February 28, 1999 (except as otherwise noted) with respect to all stockholders known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock, each Director, each executive officer named in the Summary Compensation table above and all executive officers and Directors as a group.

     Name                          Number of Shares(1)   Percent of Class

Brian J. Lipke(2)(3)                      1,144,503           8.88%

Neil E. Lipke(2)(4)                       1,123,588           8.72

Eric R. Lipke(2)(6)                       1,090,168           8.46

Meredith A. Lipke(2)(                     1,086,808           8.43

Curtis W. Lipke(2)(7                        938,043           7.28

Patricia K. Lipke(2)(8)                     828,500           6.43

Gerald S. Lippes(9)                         100,705             *
  700 Guaranty Building
  28 Church Street
  Buffalo, New York 14202-3950

William P. Montague(10)                      65,705             *
  501 John James Audubon Parkway
  PO Box 810
  Amherst, New York 14226-0810

Arthur A. Russ, Jr.(11)                      55,750             *
  2100 Main Place Tower
  Buffalo, New York 14202

David N. Campbell(12)                        31,250             *
  10 Moulton Street
  Cambridge, Massachusetts  02138

Walter T. Erazmus(2)(13)                     44,965             *

Carl P. Spezio(2)(14)                        40,172             *

Joseph A. Rosenecker(2)(15)                  38,750             *

Andrew S. Tsakos(2)(16)                      19,126             *

All Directors and Executive(17)
  Officers as a Group (11 persons)        3,754,682          29.13

Franklin Resources, Inc.(18)              1,157,800           8.98

Wanger Asset Management, L.P.(19)           987,500           7.66

T. Rowe Price Associates, Inc.(20)          781,100           6.06

_________________________________
*Less than 1%.

(1) Unless otherwise indicated in the footnotes, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him or her, except to the extent that authority is shared by spouses under applicable law.

(2) The address of each of the executive officers listed in the Summary Compensation Table, Meredith A. Lipke, Curtis W. Lipke, Eric R. Lipke, Patricia K. Lipke and Andrew S. Tsakos is 3556 Lake Shore Road, PO Box 2028, Buffalo, New York 14219-0228.

(3) Includes (i) 1,075,548 shares of Common Stock held by two trusts for the benefit of Brian J. Lipke, (ii) 7,215 shares of
Common Stock held by trusts for the benefit of the daughters of Brian J. Lipke, (iii) 3,980 shares of Common Stock held in custodial accounts for the benefit of the daughters of Brian J. Lipke and (iv) 21,250 shares of Common Stock issuable under currently exercisable options pursuant to the Non-Qualified Plan. Excludes 18,750 shares of Common Stock issuable under options granted to Brian J. Lipke pursuant to the Non-Qualified Plan which are not exercisable within sixty days and 50,000 shares of Common Stock under options granted to Brian J. Lipke pursuant to the Incentive Plan which are not exercisable within sixty days. Also excludes (i) 68,585 shares of Common Stock held by the Trust U/W of Kenneth E. Lipke f/b/o Patricia K. Lipke (the "Kenneth E. Lipke Trust"), as to which Brian J. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (ii) 3,897,582 shares of Common Stock held by a trust for the benefit of each of Neil E.
Lipke, Curtis W. Lipke, Eric R. Lipke and Meredith A. Lipke, as to each of which Brian J. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (iii) 30,000 shares of Common Stock held by a trust for the benefit of Meredith A. Lipke, as to which Brian J. Lipke serves as one of five trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (iv) 3,640 shares of Common Stock held by a trust for the benefit of the daughter of Meredith A. Lipke, as to which Brian J. Lipke serves as one of four trustees and shares voting and investment power and as to which he disclaims beneficial ownership, and (v) 5,580 shares of Common Stock held by trusts for the benefit of the children of Eric R. Lipke, as to which Brian J. Lipke serves as one of three trustees and shares voting an investment power and as to which he disclaims beneficial ownership.

(4) Includes (i) 1,028,168 shares of Common Stock held by a trust for the benefit of Neil E. Lipke and (ii) 15,000 shares of Common Stock issuable under currently exercisable options granted to Neil E. Lipke pursuant to the Non-Qualified Plan. Excludes 15,000 shares of Common Stock issuable under options granted to Neil E. Lipke pursuant to the Non-Qualified Plan which are not exercisable within sixty days and 22,500 shares of Common Stock under options granted to Neil E.. Lipke pursuant to the Incentive Plan which are not exercisable within sixty days. Also excludes
(i) 60,880 shares of Common Stock held by a trust for the benefit of Brian J. Lipke and 30,000 shares of Common Stock held by a trust for the benefit of Meredith A. Lipke, as to each of which Neil E. Lipke serves as one of five trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (ii) 7,215 shares of Common Stock held by trusts for the benefit of the daughters of Brian J. Lipke, as to which Neil
E. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership and (iii) 5,580 shares of Common Stock held by trusts for the benefit of the children of Eric R. Lipke, as to which Neil E. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership.

(5) Includes (i) 992,168 shares of Common Stock held by a trust for the benefit of Eric R. Lipke, (ii) 5,580 shares of Common Stock held by trusts for the benefit of the children of Eric R. Lipke and (iii) 12,500 shares of Common Stock issuable under currently exercisable options granted to Eric R. Lipke pursuant to the Non-Qualified Plan and (iv) 3,360 shares of Common Stock held in custodial accounts for the benefit of the children of
Eric R. Lipke. Excludes 7,500 shares of Common Stock issuable under options granted to Eric R. Lipke pursuant to the Non-Qualified Plan which are not exercisable within sixty days and 15,000 shares of Common Stock issuable under options granted to Eric R. Lipke pursuant to the Incentive Plan which are not exercisable within sixty days. Also excludes (i) 1,014,668 shares of Common Stock held by a trust for the benefit of Brian
J. Lipke, as to which Eric R. Lipke serves as one of three trustees and shares voting and investment power and as to which Eric R. Lipke disclaims beneficial ownership, (ii) 60,880 shares of Common Stock held by a trust for the benefit of Brian J. Lipke and 30,000 shares of Common Stock held by a trust for the benefit of Meredith A. Lipke, as to each of which Eric R. Lipke serves as one of five trustees and shares voting and investment power and as to which he disclaims beneficial ownership and (iii) 7,215 shares of Common Stock held by trusts for the benefit of the children of Brian J. Lipke, as to which Eric R. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership.

(6) Includes (i) 1,070,203 shares of Common Stock held by three trusts for the benefit of Meredith A. Lipke, (ii) 625 shares of Common Stock issuable under currently exercisable options granted to Meredith A. Lipke pursuant to the Non-Qualified Plan, (iii) 4,840 shares of Common Stock held in a custodial account for the benefit of the daughter of Meredith A. Lipke pursuant to the New York Uniform Gift to Minors Act, and (iv) 3,640 shares of Common Stock held by a trust for the benefit of the daughter of Meredith
A. Lipke. Excludes (i) 1,875 shares of Common Stock issuable under options granted to Meredith A Lipke pursuant to the Non-Qualified Plan which are not exercisable within sixty days, (ii) 2,500 shares of Common Stock issuable under options granted to Meredith A. Lipke pursuant to the Incentive Plan which are not exercisable within sixty days and (iii) 60,880 shares of Common

Stock held by a trust for the benefit of Brian J. Lipke, as to which Meredith A. Lipke serves as one of five trustees and shares voting and investment power and as to which she disclaims beneficial ownership.

(7) Includes 866,123 shares of Common Stock held by a trust for the benefit of Curtis W. Lipke and excludes (i) 60,880 shares of Common Stock held by a trust for the benefit of Brian J. Lipke and 30,000 shares of Common Stock held by a trust for the benefit of Meredith A. Lipke, as to each of which Curtis W. Lipke serves as one of five trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (ii) 3,640 shares of Common Stock held by a trust for the benefit of the daughter of Meredith A. Lipke, as to which Curtis W. Lipke serves as one of four trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (iii) 7,215 shares of Common Stock held by trusts for the benefit of the children of Brian J. Lipke, as to which Curtis W. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership and (iv) 5,580 shares of Common Stock held by trusts for the benefit of the children of Eric R. Lipke, as to which Curtis W. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership.

(8) Includes (i) 65,685 shares of Common Stock held by the Kenneth E. Lipke Trust and (ii) 756,000 shares of Common Stock held by Rush Creek Investment Company, L.P. of which Patricia K. Lipke is the sole limited partner. Excludes 3,640 shares of Common Stock held by a trust for the benefit of the daughter of Meredith A. Lipke, as to which Patricia K. Lipke serves as one of four trustees and shares voting and investment power and as to which she disclaims beneficial ownership.

(9) Includes 51,250 shares of Common Stock issuable under currently exercisable options granted to Mr. Lippes pursuant to the Non-Qualified Plan.

(10) Includes 26,250 shares of Common Stock issuable under currently exercisable options granted to Mr. Montague pursuant to the Non-Qualified Plan.

(11) Includes (i) 51,250 shares of Common Stock issuable under currently exercisable options granted to Mr. Russ pursuant to the Non-Qualified Plan and (ii) an aggregate of 1,500 shares of Common Stock held by three trusts for the benefit of the Russ' children as to each of which Mr. Russ serves as a trustee.
Excludes an aggregate of (i) 4,912,250 shares of Common Stock owned by a trust for the benefit of each Brian J. Lipke, Neil E. Lipke, Curtis W. Lipke, Eric R. Lipke and Meredith A. Lipke, as to each of which Mr. Russ serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership and (ii) 68,585 shares of Common Stock held by the Kenneth E. Lipke Trust, as to which Mr. Russ serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership.

(12) Includes (i) 26,250 shares of Common Stock issuable under currently exercisable options granted to Mr. Campbell pursuant to the Non-Qualified Plan, (ii) 2,500 shares of Common Stock held by an Individual Retirement Account for the benefit of Mr. Campbell and (iii) 1,000 shares of Common Stock held by the Campbell Foundation of which Mr. Campbell serves as a trustee.

(13) Includes (i) 22,875 shares of Common Stock issuable under currently exercisable options granted to Mr. Erazmus under the Incentive Plan, (ii) 800 shares of Common Stock held by an Individual Retirement Account for the benefit of Mr. Erazmus,
(iii) 500 shares of Common Stock held by an Individual Retirement Account for the benefit of the spouse of Mr. Erazmus and (iv) 1,790 shares of Common Stock allocated to Mr. Erazmus's self-directed account under the Company's 401(k) Retirement Savings Plan. Excludes 39,375 shares of Common Stock issuable under options granted to Mr. Erazmus pursuant to the Incentive Plan which are not exercisable within sixty days.

(14) Includes (i) 22,250 shares of Common Stock issuable under currently exercisable options granted to Mr. Spezio under the Incentive Plan and (ii) 895 shares of Common Stock allocated to Mr. Spezio's self-directed account under the Company's 401(k) Retirement Savings Plan. Excludes 35,000 shares of Common Stock issuable under options granted to Mr. Spezio pursuant to the Incentive Plan which are not exercisable within sixty days.

(15) Includes 22,250 shares of Common Stock issuable under currently exercisable options granted to Mr. Rosenecker under the Incentive Plan. Excludes 35,000 shares of Common Stock issuable under options granted to Mr. Rosenecker pursuant to the Incentive Plan which are not exercisable within sixty days.

(16) Includes (i) 12,500 shares of Common Stock issuable under currently exercisable options granted to Mr. Tsakos under the Incentive Plan and (ii) 1,626 shares of Common Stock allocated to Mr. Tsakos' self-directed account under the Company's 401(k) Retirement Savings Plan. Excludes 7,500 shares of Common Stock issuable under options granted to Mr. Tsakos pursuant to the Incentive Plan which are not exercisable within sixty days.

(17) Includes options to purchase an aggregate of 79,875 shares of Common Stock issuable to certain executive officers under the Incentive Plan and an aggregate of 203,750 shares of Common Stock issuable to certain executive officers and Directors under the Non-Qualified Plan, all of which are exercisable within sixty days. Excludes options to purchase an aggregate of 204,375 shares of Common Stock issued to certain executive officers under the Incentive Plan and an aggregate of 41,250 shares of Common Stock issued to certain executive

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officers  and  Directors under the Non-Qualified  Plan,  none  of which are exercisable within sixty days.

(18) Based on information set forth in a statement on Schedule 13G filed with the Securities and Exchange Commission in January 1999 by Franklin Resources, Inc. on behalf of itself and its affiliates, Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisors, Inc. The stated business address of Franklin Resources, Inc., Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. and Franklin Advisors, Inc. is 777 Mariners Island Boulevard, San Mateo, California 94404.

(19) Based on information set forth in a statement on Schedule 13G filed with the Securities and Exchange Commission by Wanger Asset Management, L.P. on behalf of itself, its affiliate, Wanger Asset Management, Ltd. and Acorn Investment Trust. As stated in such filing, Acorn Investment Trust is the only person known to be entitled to receive all dividends from, and all proceeds from the sale of, shares reported therein to the extent of more than 5% of outstanding Common Stock. The stated business address of Wanger Asset Management, L.P., Wanger Asset Management, Ltd. and Acorn Investment Trust is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(20) Based on information set forth in a statement on Schedule 13G filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc. The stated business address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.



   Vote  Required.   The affirmative vote of a plurality  of  the
shares of Common Stock present, in person or by proxy, is required for the election of each Director, assuming a quorum is present or represented at the meeting.

   The Board of Directors recommends a vote "FOR" the nominee for Class I Directors.



         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The firm of Lippes, Silverstein, Mathias & Wexler LLP, of which Mr. Lippes, a Director of the Company, is a partner, serves as counsel to the Company. During 1998, such firm received approximately $497,000 for legal services rendered to the Company. The firm of Albrecht, Maguire, Heffern & Gregg, P.C., of which Mr. Russ, a Director of the Company, is a partner, also provided legal services to the Company in 1998.



                         OTHER MATTERS

  The Company's management does not presently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.




                       OTHER INFORMATION

    PricewaterhouseCoopers   LLP  has  been   selected   as   the
independent auditors for the Company's current fiscal year and has been the Company's independent auditors for its most recent year ended December 31, 1998.

   Representatives of PricewaterhouseCoopers LLP are expected to be present at the 1999 Annual Meeting of Stockholders and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

   THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. Such written request should be directed to Gibraltar Steel Corporation, 3556 Lake Shore Road, PO Box 2028, Buffalo, New York 14219-0228, Attention: Walter T. Erazmus. Each such request must set forth a good faith representation that, as of March 23, 1999, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting of Stockholders.




                     STOCKHOLDERS' PROPOSALS

   Proposals of stockholders intended to be presented at the 2000
Annual Meeting must be received by the Company by December 8, 1999 to be considered for inclusion in the Company's Proxy
Statement and form of proxy relating to that meeting.



   The accompanying Notice and this Proxy Statement are sent by order of the Board of Directors.

                                   WALTER T. ERAZMUS
                                       Secretary






Dated:  April 12, 1999


_________________________________________________________________

STOCKHOLDERS  ARE  URGED  TO EXECUTE THE ACCOMPANYING  PROXY  AND
RETURN  IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, WHETHER OR  NOT
THEY   EXPECT   TO   ATTEND  THE  MEETING.   A  STOCKHOLDER   MAY
NEVERTHELESS VOTE IN PERSON IF HE OR SHE DOES ATTEND.

                              PROXY


                  GIBRALTAR STEEL CORPORATION
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD MAY 18, 1999

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



   The undersigned hereby appoints BRIAN J. LIPKE, NEIL E. LIPKE, and WALTER T. ERAZMUS and each or any of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Stockholders of GIBRALTAR STEEL CORPORATION (the "Company") to be held at the Company's offices at 3556 Lake Shore Road, Buffalo, New York, on May 18, 1999 at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.


  1. ELECTION OF DIRECTORS

          For Class I Director - Brian J. Lipke

                FOR       WITHHOLD AUTHORITY

          For Class I Director - Arthur A. Russ, Jr.

                FOR       WITHHOLD AUTHORITY

          For Class I Director - William P. Montague

                FOR       WITHHOLD AUTHORITY


THIS  PROXY  WHEN PROPERLY EXECUTED WILL BE VOTED IN  THE  MANNER
DIRECTED  HEREIN.  IF NO DIRECTION IS MADE, THIS  PROXY  WILL  BE
VOTED FOR THE NOMINEES AND PROPOSALS LISTED ABOVE.


Dated:  ________, 1999


                               ______________________________________________
                                           Signature


                               ______________________________________________
                                       Signature if held jointly



                              Please sign exactly as name
                              appears.  When shares are  held  by
                              joint  tenants, both  should  sign.
                              When signing as attorney, executor,
                              administrator, trustee or guardian,
                              please give full title as such.  If
                              a  corporation, please sign in full
                              corporate  name  by  President   or
                              other  authorized  officer.   If  a
                              partnership,    please    sign    a
                              partnership   name  by   authorized
                              person.   PLEASE MARK,  SIGN,  DATE
                              AND  RETURN THE PROXY CARD PROMPTLY
                              USING THE ENCLOSED ENVELOPE.